Exhibit 99.1

Filed by East West Bancorp pursuant to Rule 425
under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: MetroCorp Bancshares, Inc.
Commission File No.: 000-25141

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6800 Fax 626.817.8838	MetroCorp Bancshares, Inc. 9600 Bellaire Boulevard, Suite 252 Houston, TX 77036 Tel. 713.776.3876 Fax 713.414.3748

NEWS RELEASE

FOR FURTHER INFORMATION:

East West Bancorp, Inc.		MetroCorp Bancshares, Inc.
Irene Oh	Emily Wang	George M. Lee	David Choi
Chief Financial Officer	Director of Marketing	Co-Chairman, President & CEO	Chief Financial Officer
626-768-6360	626-768-6266	713-776-3876	713-776-3876

EAST WEST BANCORP AND METROCORP BANCSHARES ENTER INTO DEFINITIVE AGREEMENT FOR MERGER

Pasadena, CA and Houston, TX – September 18, 2013 – East West Bancorp, Inc. (“East West”) (Nasdaq: EWBC), parent company of East West Bank, and MetroCorp Bancshares, Inc. (“MetroCorp”) (Nasdaq: MCBI), parent of MetroBank, N.A. and Metro United Bank, announced today that they have entered into a definitive agreement for the merger of MetroCorp into East West.

MetroCorp operates 18 branches under its two subsidiary banks, MetroBank and Metro United Bank. MetroBank operates 12 branches in Houston and Dallas, and Metro United Bank operates 6 branches in Los Angeles, San Francisco and San Diego. As of June 30, 2013, MetroCorp reported, on a consolidated basis, total assets of $1.6 billion, total loans of $1.2 billion and total deposits of $1.3 billion.

“This is a strategic merger that will significantly increase East West’s presence in Houston and allow entry into the Dallas market. Additionally, the merger further strengthens East West’s branch network in California and expands our footprint to San Diego,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “MetroBank and Metro United Bank are both community banks with an attractive base of core retail and commercial customers and strong branch networks. We are excited to be able to provide these customers with access to East West’s wider product and service capabilities and larger branch network.”

Ng continued, “Further, we are very pleased that following the completion of the merger, George M. Lee has agreed to join East West as a Senior Advisor and Chairman of our newly formed Texas Strategic Markets Advisory Council. With George’s long tenure and success in leading MetroCorp, we believe his strategic insight and guidance regarding the Texas market will be invaluable.”

George M. Lee, Co-Chairman, President and Chief Executive Officer of MetroCorp stated, “We are pleased to have reached an agreement to merge with East West. As one of the top performing banks in the nation, East West has the balance sheet, scale and expertise to provide strong value for MetroCorp’s shareholders, customers and employees. Additionally, East West and MetroCorp share the same values and vision, making this combination a cultural fit as well.”

Under the terms of the definitive agreement, East West will acquire the outstanding shares of MetroCorp for the lesser of $14.60 per share and 1.72 times the per share tangible equity, as adjusted, for an aggregate purchase price of approximately $273 million based on the 18,699,638 shares currently outstanding. The shareholders of MetroCorp will receive two thirds of the merger consideration in shares of East West common stock and the remainder in cash. The exchange ratio for determining the number of shares of East West common stock deliverable to shareholders of MetroCorp will be based on the weighted average closing price of East West’s common stock over a 60 trading day measurement period ending five days prior to the closing.

The transaction, which has been unanimously approved by the East West and MetroCorp Boards of Directors, is expected to be completed during the first quarter of 2014, although delays may occur. The transaction is subject to customary closing conditions, including approval by MetroCorp shareholders and regulatory approvals.

The transaction is expected to be 4% accretive to East West’s 2014 full year earnings, excluding any one-time merger and restructuring charges.

After this merger, East West will grow from having one branch in Texas to 13 branches, including 9 in Houston and 4 in Dallas. This merger will also add 6 branches to East West’s California branch network, including one branch in San Diego.

Sandler O’Neill + Partners, L.P. delivered a fairness opinion to the Board of Directors of MetroCorp.  Bracewell & Giuliani LLP served as legal counsel to MetroCorp.  RBC Capital Markets delivered a fairness opinion to the Board of Directors of East West.  Manatt, Phelps & Phillips, LLP served as legal counsel to East West.

About East West

East West Bancorp is a publicly owned company with $23.3 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC.”  The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 118 locations worldwide, including in the United States markets of California, New York, Georgia, Massachusetts, Texas and Washington. In Greater China, East West’s presence includes a full service branch in Hong Kong and representative offices in Beijing, Shenzhen and Taipei. Through a wholly-owned subsidiary bank, East West’s presence in Greater China also includes full service branches in Shanghai and Shantou and a representative office in Guangzhou. For more information on East West Bancorp, visit the Company’s website at www.eastwestbank.com.

About MetroCorp

MetroCorp Bancshares, Inc. (Nasdaq: MCBI) provides a full range of commercial and consumer banking services through its wholly owned subsidiaries, MetroBank, N.A. and Metro United Bank. The Company has twelve full-service banking locations in the greater Houston and Dallas, Texas metropolitan areas, and six full-service banking locations in the greater San Diego, Los Angeles and San Francisco, California metropolitan areas. As of June 30, 2013, the Company had consolidated assets of $1.6 billion.  For more information, visit the Company’s web site at www.metrobank-na.com.

Forward-Looking Statements

This press release contains certain forward-looking information about East West Bancorp, Inc., MetroCorp Bancshares, Inc., and the combined company after the close of the merger that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact are forward-looking statements.  In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning.  You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about East West, MetroCorp and the combined company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of East West, MetroCorp and the combined company.  Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements.   In addition to factors previously disclosed in reports filed by East West and MetroCorp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of MetroCorp’s operations with those of East West will be materially delayed or will be more costly or difficult than expected; the inability to close the merger in a timely manner; the inability to complete the merger due to the failure of MetroCorp shareholders to adopt the merger agreement; diversion of management’s attention from ongoing business operations and opportunities; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason;  the risk that integration of MetroCorp’s operations with those of East West will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on East West’s, MetroCorp’s or the combined company’s respective customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.

Important Information About the Proposed Merger and Where to Find It

In connection with the proposed transaction, East West intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus with respect to the proposed acquisition of MetroCorp.  The final proxy statement/prospectus will be mailed to the shareholders of MetroCorp in advance of a special meeting of shareholders that will be held to consider the proposed merger.  INVESTORS AND SECURITY HOLDERS OF METROCORP ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING EAST WEST, METROCORP AND THE PROPOSED MERGER.  Investors will be able to obtain a free copy of the registration statement and proxy statement/prospectus, as well as other filings containing information about East West and MetroCorp (including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q), without charge, at the SEC’s website at http://www.sec.gov/.  Investors may also obtain these documents, without charge, from East West’s website at http://www.eastwestbank.com or by contacting East West’s investor relations department at (626) 768-6800 or from MetroCorp’s website at https://www.metrobank-na.com or by contacting MetroCorp’s investor relations department at (713) 776-3876.

Participants in a Solicitation

MetroCorp and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of MetroCorp and their ownership of MetroCorp common stock is set forth in the Proxy Statement for MetroCorp’s 2013 Annual Meeting of Shareholders as previously filed with the SEC. Additional information regarding the interests of such participants in the proposed transaction will be included in the proxy statement/prospectus, when it becomes available.